Exhibit 99.1

Havertys Furniture Reports Operating Results for Second Quarter 2026

Atlanta, Georgia, August 4, 2026 – Haverty Furniture Companies, Inc. (NYSE: HVT and HVT.A), today reported operating results for the second quarter ended June 30, 2026.

Second Quarter 2026 versus Second Quarter 2025:

•Diluted earnings per common share (“EPS”) of $0.32 versus $0.16.
•Consolidated sales increased 7.7% to $194.9 million.
•Comparable store sales increased 8.0%.
•Gross profit margin was 61.4% compared to 60.8%.
•Excluding the impact of approximately $1.5 million in IEEPA tariff refunds, gross margin was 60.7% in 2026 compared to 60.8% in 2025.

Steven G. Burdette, President and CEO said, "Our second quarter results reflect the sustained momentum in our business, marked by a fourth consecutive quarter of written, delivered and comp-store sales growth. We posted a strong Memorial Day weekend performance, with average tickets up double-digits. Gross margins expanded to 61.4%, which included the benefit of approximately $1.5 million in IEEPA tariff refunds.

We also advanced our strategic growth initiatives with the openings of two stores, Fenton, Missouri and Mt. Juliet, Tennessee. We are on track to open five additional stores and complete one relocation, increasing our store count to 133 at year-end. Our upcoming entry into Pittsburgh, Pennsylvania will extend our footprint to 18 states, consistent with our long-term growth strategy.

This quarter's results underscore our commitment to an exceptional customer experience and disciplined execution across the business. Our strong balance sheet and gross margins, strengthening design business, average-ticket growth, and investments in new markets give us confidence entering the second half of the year."

NEWS RELEASE – August 4, 2026        Page 2
Second Quarter ended June 30, 2026 Compared to Same Period of 2025
•Total sales up 7.7%, comp-store sales up 8.0% for the quarter. Total written business increased 12.6% and comp-store written business increased 12.3% for the quarter.
•Design consultants accounted for 36.5% of written business in 2026 and 33.4% in 2025.
•Gross profit margins increased to 61.4% in 2026 from 60.8% in 2025.
•SG&A expenses were 58.0% of sales versus 59.3% and increased $5.8 million. The primary drivers of this change are:
◦increase in selling expense of $3.1 million primarily due to higher commissioned-based compensation and third-party credit costs
◦increase in administrative expenses of $2.8 million primarily from increased salaries, performance-based incentive compensation and related benefits.

Balance Sheet and Cash Flow for the Six Months Ended June 30, 2026
•Cash, cash equivalents, and restricted cash equivalents at June 30, 2026 are $111.0 million.
•Invested $13.1 million in capital expenditures.
•Purchased approximately 723,000 shares of common stock for $16.6 million.
◦In June 2026, the Company repurchased 600,000 shares of its common stock for approximately $13.9 million in a privately negotiated transaction.
•Paid $10.6 million in quarterly cash dividends.
•No debt outstanding at June 30, 2026, and credit availability of $100 million.
◦Effective June 29, 2026, the Company's revolving credit facility was amended to increase the borrowing capacity from $80 million to $100 million.

Expectations and Other
•Our 2026 guidance includes tariffs currently in effect as of August 4, 2026 but excludes future IEEPA tariff refunds that may be received for indirectly sourced products. We are closely monitoring the tariff developments to manage our exposure and minimize the effects on our business.
•Our expectations for gross profit margins for 2026 are between 60.5% to 61.0%, unchanged from our previous guidance. Gross profit margins fluctuate quarter to quarter in relation to our promotional cadence.
•Fixed and discretionary expenses within SG&A for the full year of 2026 are expected to be in the $307.0 to $309.0 million range, unchanged from our previous guidance. Variable SG&A expenses for the full year of 2026 are anticipated to be in the 18.7% to 18.9% range, an increase from our previous guidance due to higher selling expenses.
•Our effective tax rate for 2026 is expected to be 26.0%, excluding the impact from discrete items and any new tax legislation.
•Planned capital expenditures for the full year of 2026 are approximately $34.0 million, an increase from our previous guidance due to store growth.

NEWS RELEASE – August 4, 2026        Page 3
Key Results
(amounts in millions, except per share amounts)

Results of Operations
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales	$194.9	$181.0	$384.0	$362.6
Gross Profit	119.7	110.1	235.9	221.2
Gross profit as a % of sales	61.4%	60.8%	61.4%	61.0%

SGA
Variable	37.6	33.3	73.9	67.0
Fixed	75.6	74.0	150.6	147.5
Total	113.2	107.3	224.4	214.5
SGA as a % of sales
Variable	19.3%	18.4%	19.2%	18.5%
Fixed	38.7%	40.9%	39.2%	40.7%
Total	58.0%	59.3%	58.4%	59.2%

Pre-tax income	7.4	4.3	13.4	9.6
Pre-tax income as a % of sales	3.8%	2.4%	3.5%	2.7%
Net income	5.3	2.7	9.6	6.5
Net income as a % of sales	2.7%	1.5%	2.5%	1.8%

Diluted earnings per share (“EPS”)	$0.32	$0.16	$0.58	$0.39

Other Financial and Operations Data
	Six Months Ended June 30,
	2026	2025
EBITDA (in millions)(1)	$23.8	$18.7
Sales per square foot	$170	$161
Average ticket	$3,786	$3,350

Liquidity Measures
	Six Months Ended June 30,			Six Months Ended June 30,
Free Cash Flow	2026	2025	Cash Returns to Shareholders	2026	2025
Operating cash flow	$21.4	$13.4	Share repurchases	$16.6	$2.0
			Dividends	10.6	10.4
Capital expenditures	(13.1)	(11.7)	Cash returns to shareholders	$27.2	$12.4
Free cash flow	$8.3	$1.7

Cash at period end	$111.0	$113.8

(1)See the reconciliation of the non-GAAP metrics at the end of the release.

NEWS RELEASE – August 4, 2026        Page 4
HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net sales	$194,941	$181,025	$383,991	$362,592
Cost of goods sold (exclusive of depreciation and amortization)	75,210	70,923	148,043	141,407
Gross profit	119,731	110,102	235,948	221,185

Expenses:
Selling, general and administrative	113,163	107,333	224,439	214,535
Other (income) expense, net	74	(65)	21	(223)
Total expenses	113,237	107,268	224,460	214,312

Income before interest and income taxes	6,494	2,834	11,488	6,873
Interest income, net	923	1,492	1,889	2,746

Income before income taxes	7,417	4,326	13,377	9,619
Income tax expense	2,111	1,637	3,810	3,152
Net income	$5,306	$2,689	$9,567	$6,467

Basic earnings per share:
Common Stock	$0.33	$0.17	$0.60	$0.40
Class A Common Stock	$0.31	$0.15	$0.56	$0.37

Diluted earnings per share:
Common Stock	$0.32	$0.16	$0.58	$0.39
Class A Common Stock	$0.31	$0.15	$0.56	$0.37

Cash dividends per share:
Common Stock	$0.33	$0.32	$0.66	$0.64
Class A Common Stock	$0.31	$0.30	$0.62	$0.60

NEWS RELEASE – August 4, 2026        Page 5
HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands)	June 30, 2026	December 31, 2025	June 30, 2025

Assets
Current assets
Cash and cash equivalents	$104,295	$125,325	$107,357
Restricted cash and cash equivalents	6,665	6,547	6,414
Inventories	100,502	96,155	93,270
Prepaid expenses	17,393	10,236	15,775
Other current assets	8,448	11,064	13,332
Total current assets	237,303	249,327	236,148
Property and equipment, net	178,806	177,207	181,227
Right-of-use lease assets	205,422	190,586	192,265
Deferred income taxes	20,011	19,301	17,048
Other assets	14,514	12,631	15,984
Total assets	$656,056	$649,052	$642,672
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,627	$15,447	$16,464
Customer deposits	43,337	35,504	39,351
Accrued liabilities	41,168	46,531	37,436
Current lease liabilities	35,220	35,967	37,263
Total current liabilities	140,352	133,449	130,514
Noncurrent lease liabilities	195,493	180,450	180,045
Other liabilities	26,139	27,224	27,242
Total liabilities	361,984	341,123	337,801

Stockholders’ equity	294,072	307,929	304,871
Total liabilities and stockholders’ equity	$656,056	$649,052	$642,672

NEWS RELEASE – August 4, 2026        Page 6
HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(In thousands)	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net income	$9,567	$6,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,340	11,831
Share-based compensation expense	4,493	3,986
Other	585	1,156
Changes in operating assets and liabilities:
Inventories	(4,347)	(9,851)
Customer deposits	7,833	(1,382)
Other assets and liabilities	(8,050)	658
Accounts payable and accrued liabilities	(1,058)	512
Net cash provided by operating activities	21,363	13,377

Cash Flows from Investing Activities:
Capital expenditures	(13,148)	(11,702)
Proceeds from sale of land, property, and equipment	54	19
Net cash used in investing activities	(13,094)	(11,683)

Cash Flows from Financing Activities:
Dividends paid	(10,629)	(10,353)
Common stock repurchased	(16,568)	(2,000)
Taxes on vested restricted shares	(1,984)	(1,884)
Net cash used in financing activities	(29,181)	(14,237)

Decrease in cash, cash equivalents, and restricted cash equivalents during the period	(20,912)	(12,543)
Cash, cash equivalents, and restricted cash equivalents at beginning of period	131,872	126,314
Cash, cash equivalents, and restricted cash equivalents at end of period	$110,960	$113,771

NEWS RELEASE – August 4, 2026        Page 7
GAAP to Non-GAAP Reconciliation
We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that EBITDA is a meaningful measure to share with investors as useful information on our operating results and to provide additional information with respect to key metrics used by management in its financial and operational decision making.

Additionally, the company presents gross profit margin, excluding the impact of IEEPA tariff refunds and LIFO, consolidated adjusted net income, and adjusted diluted EPS. We believe these non-GAAP measures provide investors with useful supplemental information because they enhance the comparability of the Company's results across periods and more closely align with the metrics management uses to evaluate the performance of its core operations, to conduct internal planning and budgeting, and to make operating decisions. These measures are not intended to be considered in isolation or as a substitute for, or superior to, the most directly comparable GAAP measures, and the Company's presentation may differ from similarly titled measures used by other companies.

Reconciliation of GAAP measures to EBITDA

	Six Months Ended June 30,
(in thousands)	2026	2025
Income before income taxes, as reported	$13,377	$9,619
Interest income, net	(1,889)	(2,746)
Depreciation and amortization	12,340	11,831
EBITDA	$23,828	$18,704

Gross profit margin, excluding the impact of IEEPA tariff refunds

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net sales	$194,941	$181,025	$383,991	$362,592
Cost of goods sold	75,210	70,923	148,043	141,407
Gross profit	$119,731	$110,102	$235,948	$221,185
IEEPA Tariff Refund Adjustment	(1,497)	—	(1,497)	—
Gross Profit, excluding the impact of tariff refunds	$118,234	$110,102	$234,451	$221,185
Gross Profit Margin, excluding the impact of tariff refunds	60.7%	60.8%	61.1%	61.0%

NEWS RELEASE – August 4, 2026        Page 8
Gross profit margin, excluding the impact of IEEPA tariff refunds and LIFO

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net sales	$194,941	$181,025	$383,991	$362,592
Cost of goods sold	75,210	70,923	148,043	141,407
Gross profit	$119,731	$110,102	$235,948	$221,185
IEEPA Tariff Refund Adjustment	(1,497)	—	(1,497)	—
LIFO Adjustment	496	106	1,020	130
Gross Profit, excluding the impact of tariff refunds and LIFO	$118,730	$110,208	$235,471	$221,315
Gross Profit Margin, excluding the impact of tariff refunds and LIFO	60.9%	60.9%	61.3%	61.0%

Consolidated Adjusted Net Income / Adjusted Diluted EPS

	Three Months Ended June 30,	Six Months Ended June 30,
(in thousands, except per share data)	2026	2026
Net income	$5,306	$9,567
IEEPA Tariff Refund Adjustment	(1,497)	(1,497)
Interest income	(67)	(67)
Related income tax effects	446	446
Adjusted net income	$4,188	$8,449
Adjusted diluted EPS	$0.25	$0.51

Comparable Store Sales
Comparable-store or “comp-store” sales is a measure which indicates the performance of our existing stores and website by comparing the sales growth for stores and online for a particular month over the corresponding month in the prior year. Stores are considered non-comparable if they were not open during the corresponding month or if the selling square footage has been changed significantly.

Cost of Goods Sold and SG&A Expense
We include substantially all our occupancy and home delivery costs in SG&A expense as well as a portion of our warehousing expenses.  Accordingly, our gross profit may not be comparable to those entities that include these costs in cost of goods sold.

We classify our SG&A expenses as either variable or fixed and discretionary.  Our variable expenses are comprised of selling and delivery costs.  Selling expenses are primarily compensation and related benefits for our commission-based sales associates, the discount we pay for third party financing of customer sales and transaction fees for credit card usage.  We do not outsource delivery, so these costs include personnel, fuel, and other expenses related to this function.  Fixed and discretionary expenses are comprised of rent, depreciation and amortization and other occupancy costs for stores, warehouses and offices, and all advertising and administrative costs.

Conference Call Information
The company invites interested parties to listen to the live webcast of the conference call on August 4, 2026 at 10:00 a.m. ET at its website, ir.havertys.com. If you cannot listen live, a replay will be available on the day of the conference call at the website at approximately 1:00 p.m. ET.

NEWS RELEASE – August 4, 2026        Page 9
About Havertys Furniture
Haverty Furniture Companies, Inc. (NYSE: HVT and HVT.A), established in 1885, is a full-service home furnishings retailer with 129 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle to upper-middle price ranges. Additional information is available on the Company’s website www.havertys.com.

Safe Harbor
This press release contains, and the conference call may contain forward-looking statements subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which are beyond our control.

All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations for retail and operating margins, selling square footage and capital expenditures for 2026, our liquidity position to continue to fund our growth plans, and our efforts and initiatives to execute our strategic plan.

We caution that our forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information you are cautioned not to place undue reliance on our forward-looking statements, and they should not be relied upon as a prediction of actual results.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include but are not limited to:

•competition from national, regional and local retailers of home furnishings;
•our ability to anticipate changes in consumer preferences;
•our ability to maintain and enhance our brand;
•our ability to successfully implement our growth and other strategies;
•our ability to locate our stores in suitable locations to attract customers;
•importing a substantial portion of our merchandise from foreign sources (including the impact of tariffs);
•our dependence on third-party producers to meet our requirements;
•significant fluctuations and volatility in the cost of raw materials and components;
•risks in our supply chain, including price, availability and quality of raw materials and components utilized in the products we sell and our ability to forecast our supply chain needs;
•a failure by our vendors to meet our quality control standards or comply with changes to the legislative or regulatory framework regarding product safety;
•our reliance on third-party transportation vendors for product shipments from our suppliers;
•damage to one of our distribution centers;
•our reliance on information technology and any disruptions in our IT systems;
•the vulnerability of our information technology infrastructure to cyber-attacks, breaches and other disruptions;
•the effects of labor disruptions or labor shortages; and our ability to attract and retain key employees;
•the rise of oil and gasoline prices;
•increased transportation costs;

NEWS RELEASE – August 4, 2026        Page 10
•changes in economic conditions such as consumer disposable income, fuel prices, inflation rates, recession and fears of recession, unemployment rates, interest rates, tax rates, consumer confidence, and changing government policies, laws and regulations;
•certain risks may not be fully covered by insurance;
•failure to protect our intellectual property;
•our ability to comply with all applicable laws and regulations;
•pending or unforeseen litigation;
•natural disasters, public health events, geopolitical instability or other disruptive events; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission filings.

Forward-looking statements describe our expectations only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K, and other reports filed with the SEC.

Contact:
Havertys Furniture 404-443-2900
Tiffany Hinkle,
AVP, Financial Reporting
investor.relations@havertys.com

SOURCE:  Haverty Furniture Companies, Inc.